UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 2, 2020

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

14455 N. Hayden Road	Scottsdale	Arizona	85260
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition
On April 2, 2020, GoDaddy Inc. (the “Company”) held an Investor Day, as announced in advance and presented in accordance with a Regulation FD-compliant webcast. During the question and answers portion of the presentation, Ray Winborne, the Company’s Chief Financial Officer, made the following statements in response to questions about the coronavirus and the Company’s results for the first quarter ended March 31, 2020: “There’s a minimal impact” and “we’ll land within $5 million of guidance of $795 million [in total revenue] for the first quarter.”
This estimate is not a comprehensive statement of the Company’s financial results for the quarter ended March 31, 2020 and is subject to final review, adjustments and modification before the Company files its quarterly report on Form 10-Q for the quarter ended March 31, 2020.
The information furnished pursuant to Item 2.02 on this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	April 3, 2020	/s/ Nima Kelly
Nima Kelly
Chief Legal Officer